UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):			December 13, 2024

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware		001-38214	31-1236686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR	GLEN ALLEN	VA	23060
(Address of principal executive offices)			(Zip code)

	(804)	273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01. Entry into a Material Definitive Agreement

On December 13, 2024, Hamilton Beach Brands, Inc. (“HBB”), as borrower, entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as lender. The Credit Agreement amends and restates HBB’s existing Amended and Restated Credit Agreement, dated as of May 31, 2012, as amended, among HBB, certain subsidiaries of HBB from time to time party thereto, the lenders from time to time party thereto and Wells Fargo, as administrative agent.

The Credit Agreement provides for a senior secured asset-based revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $125,000,000 and includes a $5,000,000 subfacility for the issuance of letters of credit. The obligations under the Revolving Credit Facility are secured by substantially all of the assets of HBB. Interest on outstanding loans under the Revolving Credit Facility accrues at a per annum rate equal to, at HBB’s option, either Term SOFR (as defined in the Credit Agreement) plus 1.65% or the Base Rate (as defined in the Credit Agreement) plus 0.00%.

The Credit Agreement contains customary representations and warranties, events of default and covenants, including, among other things, covenants applicable to HBB and its subsidiaries limiting indebtedness, liens, investments, dispositions and restricted payments. Additionally, if Excess Availability (as defined in the Credit Agreement) is less than $15,000,000 at any time, the Credit Agreement will require that HBB maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of 1.00 to 1.00 until Excess Availability is greater than or equal to $15,000,000 for 30 consecutive days.

The Revolving Credit Facility matures on the earlier of December 13, 2029, the date of acceleration pursuant to its terms, or the date the commitments thereunder are terminated pursuant to the terms thereof.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Second Amended and Restated Credit Agreement, dated as of December 13, 2024, between Hamilton Beach Brands, Inc., as borrower, and Wells Fargo Bank, National Association, as lender.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2024		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Sally M. Cunningham
		Name:	Sally M. Cunningham
		Title:	Senior Vice President, Chief Financial Officer and Treasurer